Filed pursuant to Rule 433

Registration Statement No. 333-133620

April 28, 2006

Free Writing Prospectus

Dated April 28, 2006

3,500,000 Shares

Common Stock

This free writing prospectus relates only to the securities described below and should be read together with the prospectus, dated April 28, 2006, relating to these securities.

We are offering 3,500,000 shares of our common stock under an effective registration statement filed with the Securities and Exchange Commission on April 28, 2006, at a public offering price of $30.00 per share.

Lehman Brothers expects to deliver the shares on or about May 3, 2006.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847.

LEHMAN BROTHERS